Exhibit 99.1

Erie Indemnity Reports Second Quarter 2020 Results
Net Income per Diluted Share was $1.57 for the Quarter and $2.70 for the First Half of 2020
Erie, Pa. - July 30, 2020 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter and six months ending June 30, 2020. Net income was $82.0 million, or $1.57 per diluted share, in the second quarter of 2020, compared to $87.8 million, or $1.68 per diluted share, in the second quarter of 2019. Net income was $141.3 million, or $2.70 per diluted share, in the first six months of 2020, compared to $163.1 million, or $3.12 per diluted share, in the first six months of 2019.

The significant disruption to the economy and financial markets resulting from the COVID-19 pandemic that began in the first quarter of 2020 continues to evolve and the pandemic's ultimate impact and duration remain highly uncertain at this time. The Exchange experienced declines in new business in the second quarter of 2020 due to business disruptions and recessionary conditions which impacted our management fee revenue. The financial markets partially recovered in the second quarter of 2020, improving our investment results compared the first quarter of 2020.

2Q and First Half 2020
(in thousands)	2Q'20	2Q'19	1H'20	1H'19
Operating income	$91,189	$96,610	$176,880	$182,732
Investment income	11,553	9,652	2,358	19,447
Interest expense and other income, net	260	224	629	626
Income before income taxes	102,482	106,038	178,609	201,553
Income tax expense	20,505	18,284	37,306	38,488
Net income	$81,977	$87,754	$141,303	$163,065

2Q 2020 Highlights
Operating income before taxes decreased $5.4 million, or 5.6 percent, in the second quarter of 2020 compared to the second quarter of 2019.
a.Management fee revenue - policy issuance and renewal services increased $3.3 million, or 0.7 percent, in the second quarter of 2020 compared to the second quarter of 2019.
b.Management fee revenue - administrative services increased $0.6 million, or 4.4 percent, in the second quarter of 2020 compared to the second quarter of 2019.
c.Cost of operations - policy issuance and renewal services
–Commissions increased $5.2 million in the second quarter of 2020 compared to the second quarter of 2019, primarily driven by increases in agent incentive compensation. The estimated agent incentive payouts at June 30, 2020 are based on actual underwriting results for the two prior years and current year-to-date actual results and forecasted results for the remainder of 2020. Therefore, fluctuations in the current quarter underwriting results can impact the estimated incentive payout on a quarter-to-

quarter basis. The Exchange experienced a significant decrease in automobile claims frequency beginning in March 2020 that continued through the second quarter of 2020 as a result of the COVID-19 pandemic which improved the agent profitability component of the agent incentive bonus.
–Non-commission expense increased $3.6 million in the second quarter of 2020 compared to the second quarter of 2019. Information technology costs increased $2.3 million driven by increases in hardware and software costs primarily to support remote work capabilities for our employees and professional fees. Sales and advertising costs increased $1.6 million primarily driven by a new program to support agent charitable giving in response to the COVID-19 pandemic. Personnel costs in all categories increased slightly as increases in salaries and wages resulting from higher vacation accruals were partially offset by lower medical expenses due to the COVID-19 pandemic.

Income from investments before taxes totaled $11.6 million in the second quarter of 2020 compared to $9.7 million in the second quarter of 2019. Net realized gains on investments were $6.5 million in the second quarter of 2020 compared to $1.3 million in the second quarter of 2019 reflecting a partial financial market recovery. Net investment income was $7.4 million in the second quarter of 2020 compared to $8.0 million in the second quarter of 2019. Losses from limited partnerships were $2.3 million in the second quarter of 2020 compared to earnings of $0.4 million in the second quarter of 2019.

First Half 2020 Highlights
Operating income before taxes decreased $5.9 million, or 3.2 percent, in the first six months of 2020 compared to the first six months of 2019.
a.Management fee revenue - policy issuance and renewal services increased $16.0 million, or 1.8 percent, in the first six months of 2020 compared to the first six months of 2019.
b.Management fee revenue - administrative services increased $1.4 million, or 5.1 percent, in the first six months of 2020 compared to the first six months of 2019.
c.Cost of operations - policy issuance and renewal services
–Commissions increased $14.2 million in the first six months of 2020 compared to the first six months of 2019, primarily driven by increases in agent incentive compensation. The increase was also driven by the growth in direct and affiliated assumed premiums written by the Exchange of 1.9 percent in the first six months of 2020.
–Non-commission expense increased $8.6 million in the first six months of 2020 compared to the first six months of 2019. Information technology costs increased $5.3 million primarily due to increases in hardware and software costs, professional fees, and personnel costs. Underwriting and policy processing expense increased $2.8 million primarily due to increased personnel costs. Sales and advertising costs increased $2.0 million primarily driven by personnel costs and a new program to support agent charitable giving in response to the COVID-19 pandemic. Administrative and other costs decreased $2.4 million primarily driven by the change in the company stock price, which experienced a lower increase during the six months ended June 30, 2020 compared to the same period in 2019. Increased personnel costs in all categories included higher vacation accruals as employees took less vacation in the first six months as a result of the COVID-19 pandemic.

Income from investments before taxes totaled $2.4 million in the first six months of 2020 compared to of $19.4 million in the first six months of 2019. Net investment income was $15.7 million in the first six months of 2020 compared to $16.5 million in the first six months of 2019. Net realized losses were $4.3 million in the first six months of 2020 compared to net realized gains of $3.8 million in the first six months of 2019 driven by decreases in the fair value of equity securities due to significant financial market volatility resulting from the COVID-19 pandemic. Net impairment losses of $3.1 million in the first six months of 2020 were also driven by the COVID-19 pandemic's impact on the financial markets. Losses from limited partnerships were $6.0 million in the first six months of 2020 compared to losses of $0.7 million in the first six months of 2019.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on July 31, 2020.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 11th largest homeowners insurer and 12th largest automobile insurer in the United States based on direct premiums written and the 16th largest property/casualty insurer in the United States based on total lines net premium written.  The Group, rated A+ (Superior) by A.M. Best Company, has nearly 6 million policies in force and operates in 12 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 company.

News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:
•potential impacts of the COVID-19 pandemic on the growth and financial condition of the Erie Insurance Exchange ("Exchange");
•potential impacts of the COVID-19 pandemic on our operations, the business operations of our customers and/or independent agents, or our third-party vendor operations;
•dependence upon our relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;
•dependence upon our relationship with the Exchange and the growth of the Exchange, including:
◦general business and economic conditions;
◦factors affecting insurance industry competition;
◦dependence upon the independent agency system; and
◦ability to maintain our reputation for customer service;
•dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:
◦the Exchange's ability to maintain acceptable financial strength ratings;
◦factors affecting the quality and liquidity of the Exchange's investment portfolio;
◦changes in government regulation of the insurance industry;
◦emerging claims and coverage issues in the industry; and
◦severe weather conditions or other catastrophic losses, including terrorism;
•costs of providing policy issuance and renewal services to the Exchange under the subscriber's agreement;

•ability to attract and retain talented management and employees;
•ability to ensure system availability and effectively manage technology initiatives;
•difficulties with technology or data security breaches, including cyber attacks;
•ability to maintain uninterrupted business operations;
•factors affecting the quality and liquidity of our investment portfolio;
•our ability to meet liquidity needs and access capital; and
•outcome of pending and potential litigation.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.
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